Exhibit 77(q)(1)

                                    Exhibits

(a)(1) ING Investment Funds, Inc. Articles of Amendment to dissolve ING MagnaCap Fund Series Class Q shares effective October 11, 2004 -- Filed herein.

(e)(1) First Amendment to Investment Management Agreement between ING Investment Funds, Inc. and ING Investments, LLC, regarding ING MagnaCap Fund dated September 2, 2004 - Filed herein.